                                  EXHIBIT 23.2
                       Consent of Independent Accountants



We consent to the incorporation by reference in the registration statement of UniComp, Inc. on Form S-8 of our report dated May 22, 1997, on our audits of the consolidated financial statements and financial statement schedule of UniComp, Inc. as of February 28, 1997, and February 29, 1996, and for the years ended February 28, 1997, February 29, 1996 and February 28, 1995, which report is included in the Company's annual report on Form 10-K.


COOPERS & LYBRAND L.L.P.


Atlanta, Georgia
October 30, 1997